EXHIBIT A

Joint Filing Agreement

     The undersigned hereby agree that Amendment No. 2 to Schedule 13D filed herewith (and any additional amendments thereto), relating to the common stock, par value $0.01 per share, of Video Network Communications, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

April 25, 2003

BANK ONE CORPORATION

By: /s/ Michael J. Cavanagh Name: Michael J. Cavanagh Title: Treasurer

BANK ONE FINANCIAL CORPORATION

By: /s/ Michael J. Cavanagh Name: Michael J. Cavanagh Title: Treasurer

BANK ONE CAPITAL CORPORATION

By: /s/ Richard M. Cashin, Jr. Name: Richard M. Cashin, Jr. Title: Chairman

BANK ONE INVESTMENT CORPORATION

By: /s/ Richard M. Cashin, Jr. Name: Richard M. Cashin, Jr. Title: President

OEP HOLDING CORPORATION

By: /s/ Richard M. Cashin, Jr. Name: Richard M. Cashin, Jr. Title: President

ONE EQUITY PARTNERS LLC

By: /s/ Richard M. Cashin, Jr. Name: Richard M. Cashin, Jr. Title: Chairman

MONEYLINE TELERATE HOLDINGS

By: /s/ Alexander Russo Name: Alexander Russo Title: Executive Vice President Corporate Development

MONEYLINE NETWORKS, LLC

By: /s/ Alexander Russo Name: Alexander Russo Title: Executive Vice President Corporate Development